                                                                     Exhibit 4.6



                           FOURTH AMENDMENT AGREEMENT


         This Fourth Amendment Agreement (this "Amendment") is made as of the 31st day of December, 2001, by and among PARK-OHIO INDUSTRIES, INC., an Ohio corporation ("Borrower"), the banking institutions listed on SCHEDULE 1 to the Credit Agreement, as hereinafter defined ("Banks"), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Banks ("Agent"), and THE HUNTINGTON NATIONAL BANK, as co-agent for the Banks ("Co-Agent").

         WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit and Security Agreement, dated as of December 21, 2000, as amended and as the same may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans and letters of credit aggregating One Hundred Eighty Million Dollars ($180,000,000), all upon certain terms and conditions stated therein (the "Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof; and

         WHEREAS, unless otherwise defined herein, each capitalized term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, Borrower, Agent and the Banks hereby agree as follows:

         1. AMENDMENT TO FINANCIAL COVENANTS SECTION. Section 5.7 of the Credit Agreement is hereby amended to delete subsection (e) therefrom and to insert in place thereof the following:

                  (e) NET WORTH. Borrower shall not suffer or permit Consolidated Net Worth, at any time, based upon the financial statements of Borrower for the most recently completed fiscal quarter, to be less than the current minimum amount required, which current minimum amount required shall be One Hundred Ten Million Dollars ($110,000,000) on December 31, 2001 through March 30, 2002, with such current minimum amount required to be positively increased by the Increase Amount on March 31, 2002, and by an additional Increase Amount on the last day of each fiscal quarter thereafter. As used herein, the term "Increase Amount" shall mean an amount equal to (i) sixty-five percent (65%) of the positive Consolidated Net Earnings of Borrower for the fiscal quarter then ended, plus (ii) one hundred percent (100%) of the proceeds of any equity offering by Borrower or any of its Subsidiaries or any debt offering by Borrower or any of its Subsidiaries to the extent converted to equity.

         2. CLOSING DELIVERIES. Concurrently with the execution of this Amendment, Borrower shall:

                  (a) cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Amendment; and

                  (b) pay all legal fees and expenses of Agent in connection with this Amendment and the Loan Documents.

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Amendment, (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower, (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof, (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of Borrower's obligations or liabilities under the Credit Agreement or any Related Writing and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         4. WAIVER. Borrower, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         5. REFERENCES TO CREDIT AGREEMENT. Each reference that is made in the Credit Agreement or any Related Writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing as defined in the Credit Agreement.

         6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         7. GOVERNING LAW. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank.]


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


         8. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF.

                                      PARK-OHIO INDUSTRIES, INC.

                                      By:   /s/ Ronald J. Cozean
                                            ------------------------------------
                                           Ronald J. Cozean, Secretary

                                      KEYBANK NATIONAL ASSOCIATION
                                        as Agent and as a Bank

                                      By: /s/ Babette C. Schubert
                                          --------------------------------------
                                            Babette C. Schubert, Vice President
                                            and Senior Banker

                                      THE HUNTINGTON NATIONAL BANK,
                                        as Co-Agent and as a Bank

                                      By:/s/ John R. Macks
                                         ---------------------------------------
                                      Name: John R. Macks
                                            ------------------------------------
                                      Title: Vice President
                                             -----------------------------------

                                      THE NORTHERN TRUST COMPANY

                                      By: /s/ David J. Sullivan
                                          --------------------------------------
                                      Name: David J. Sullivan
                                            ------------------------------------
                                      Title: Vice President
                                             -----------------------------------


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


                                      FIFTH THIRD BANK, NORTHEASTERN
                                        OHIO

                                       By: /s/ Roy C. Lanctot
                                           -------------------------------------
                                      Name: Roy C. Lanctot
                                            ------------------------------------
                                      Title: Vice President
                                             -----------------------------------



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


                            GUARANTOR ACKNOWLEDGMENT
                            ------------------------

         The undersigned consents and agrees to and acknowledges the terms of the foregoing Fourth Amendment Agreement. Each of the undersigned further agrees that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.

         The undersigned hereby waives and releases Agent and the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         JURY TRIAL WAIVER. BORROWER, AGENT, EACH BANK AND EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE BANKS OR THE GUARANTORS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT, THE BANKS AND THE GUARANTORS, OR ANY THEREOF.

ATBD, INC.                                                        PARK AVENUE TRAVEL LTD.
CASTLE RUBBER COMPANY                                             PARK-OHIO STRUCTURAL HARDWARE LLC
CICERO FLEXIBLE PRODUCTS, INC.                                    PHARMACEUTICAL LOGISTICS, INC.
DONEGAL BAY LTD.                                                  PHARMACY WHOLESALE LOGISTICS, INC.
GENERAL ALUMINUM MFG. COMPANY                                     PMC-COLINET, INC.PMC INDUSTRIES CORP.
ILS TECHNOLOGY, INC.                                              PRECISION MACHINING CONNECTION LLC
INTEGRATED HOLDING COMPANY                                        RB&W MANUFACTURING LLC
INTEGRATED LOGISTICS SOLUTIONS, INC.                              THE AJAX MANUFACTURING COMPANY
INTEGRATED LOGISTICS SOLUTIONS LLC (for itself and as             THE METALLOY CORPORATION
   successor by merger to Columbia Nut & Bolt LLC, GIS            TOCCO, INC.
   Industries, Inc. and Industrial Fasteners LLC)                 TRICKERATION, INC.
INTEGRATED LOGISTICS HOLDING COMPANY

By: /s/ Ronald J. Cozean                                          By: /s/ Ronald J. Cozean
   -----------------------------------------------                    -----------------------------------------
Ronald J. Cozean, Secretary of each of the                        Ronald J. Cozean, Secretary of each of the
foregoing companies                                               foregoing companies


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